NEWS
RELEASE

Contact:                Scott McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS INC. RAISES $30 MILLION FROM SALE
OF ADDITIONAL PREFERRED STOCK

HOUSTON, TX July 29, 2008 - Geokinetics Inc. (AMEX: GOK) (the “Company”) today announced that it has raised $30.0 million from the sale of additional shares of its existing Series B Senior Convertible Preferred Stock to fund growth initiatives and provide working capital for the business.

The Company closed the sale of 120,000 shares of its 8% Series B Senior Convertible Preferred Stock, $10.00 par value (“Series B Preferred Stock”), and warrants to purchase 240,000 shares of Geokinetics common stock for an aggregate consideration of $30.0 million to Avista Capital Partners, L.P. and Avista Capital Partners (Offshore), L.P.  Inclusive of this transaction, 377,526 shares of Series B Preferred Stock are outstanding. Treating the Series B Preferred Stock on an as-converted basis, the Series B purchasers hold approximately 38% of the Company’s voting stock immediately upon closing.  The warrants have a five-year life and are exercisable at $20 per share.

The proceeds from the sale of Series B Preferred Stock and warrants will be used to fund the Company’s capital expenditure budget, recently increased from $64.7 million to $80.0 million, for working capital required to support the Company’s growth initiatives and for general corporate purposes.

Richard F. Miles, President and Chief Executive Officer said, “As part of our strategic plan for focused growth, Geokinetics has made, and expects to continue making, significant investments in capital equipment in response to strong customer demand for our seismic data acquisition and data processing services. The completion of this financing gives us the financial strength and flexibility we need at an attractive cost of capital. The proceeds will enable us to fully fund our increased capital expenditure budget for growing our revenue-generating capacity in attractive markets.  Avista has been, and continues to be, a very supportive stockholder and we are pleased to expand the relationship further through this transaction.”

GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX

About Geokinetics Inc.
Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward- looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity, business strategy, related financial performance and statements with respect to future benefits.  These statements are based on certain assumptions made by Geokinetics based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, job delays or cancellations, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company's reports filed with the Securities and Exchange Commission. Backlog consists of written orders and estimates of Geokinetics’ services which it believes to be firm, however, in many instances, the contracts are cancelable by customers so Geokinetics may never realize some or all of its backlog, which may lead to lower than expected financial performance.

Although Geokinetics believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will be correct.  All of Geokinetics’ forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

GEOKINETICS INC. (AMEX: GOK)
1500 CityWest Blvd, Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX